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                                                                  EXHIBIT 23.a


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Community Bancorp Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Community Bancorp Inc. of our report dated January 13, 1999, relating to the balance sheets of Fallbrook National Bank as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity, and cash flows for the three-year period ended December 31, 1998, which report appears in the Form 10-KSB of Fallbrook National Bank.

                                     /s/ KPMG LLP


San Diego, California
October 1, 1999